PROSPECTUS Dated August 10, 2010	Pricing Supplement No. 3 March 21, 2011

Rule 424 (b)(3)
Registration Statement
No. 333-168720
U.S. $10,000,000,000
FORD MOTOR CREDIT COMPANY LLC
FLOATING RATE DEMAND NOTES

Interest Rate Per Annum

Period	Tier One Notes	Tier Two Notes	Tier Three Notes
Beginning	Under $15,000	$15,000-$50,000	Over $50,000
03/21/2011	1.25%	1.35%	1.45%